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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for Consolidated Capital of North America, Inc. included in this Form SB-2 Registration Statement and to all references to our Firm included in this registration statement.


                                           ARTHUR ANDERSEN LLP




Los Angeles, California
August 5, 1998